As filed with the U.S. Securities and Exchange Commission on January 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

K2 Capital Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

244 Fifth Avenue, Suite #1833

New York, NY 10001

+1 (236) 521-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

244 Fifth Avenue, Suite #1833

New York, NY 10001

+1 (236) 521-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 +1 917-859-4811	Jose Santos, Esq. Forbes Hare LLP Cassia Court, Camana Bay, Suite 716, 10 Market Street Grand Cayman KY1-9006, Cayman Islands +1 284-852-1899	Christopher J. DeCresce, Esq. Jeremy Barr, Esq. Freshfields US LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 +1 212 277-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-290350

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. K2 Capital Acquisition Corp. (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333-290350), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on January 28, 2026 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units being offered in the public offering. The additional units that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on January 29, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-290350), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Forbes Hare LLP, Cayman Islands Legal Counsel to the Registrant
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Forbes Hare LLP (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of January 2026.

K2 Capital Acquisition Corporation

By:	/s/ Karan Thakur
Name:	Karan Thakur
Title:	Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Karan Thakur and Glenn Worman, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Karan Thakur	Chief Executive Officer, Chairman of the Board	January 29, 2026
Karan Thakur	(Principal Executive Officer)

/s/ Glenn Worman	Chief Financial Officer	January 29, 2026
Glenn Worman	(Principal Financial and Accounting Officer)

/s/ Yungkong Bann	Director	January 29, 2026
Yungkong Bann

/s/ Michael E. Fuentes	Director	January 29, 2026
Michael E. Fuentes

/s/ Rajiv Matthew	Director	January 29, 2026
Rajiv Matthew

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of K2 Capital Acquisition Corporation, in the City of New York, on the 29th day of January 2026.

By:	/s/ Glenn Worman
Name:	Glenn Worman
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

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